Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is made as of December 10, 2024 by and between Pharma Two B Ltd. (the “Company”), Hepion Pharmaceuticals, Inc. (“Hepion”) and Pearl Merger Sub, Inc. (“Merger Sub”) (the Company, Hepion and Merger Sub collectively, the “Parties” and individual a “Party”).

RECITALS

Reference is made to the Agreement and Plan of Merger by and between the Parties dated as of July 19, 2024 (the “Merger Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement. The Parties wish to terminate the Merger Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Termination of the Merger Agreement. In accordance with Section 10.01(a) of the Merger Agreement, the Parties hereby agree to terminate the Merger Agreement in its entirety effective immediately upon the execution of this Agreement by each of the Parties, and the Merger Agreement shall be null and void and of no further force or effect. No Party shall have any further rights or obligations thereunder or with respect thereto, except as specifically set forth herein.

2. Releases. Upon the termination of the Merger Agreement, each of the Parties, on its own behalf and on behalf of its principals, affiliates, subsidiaries, directors, officers, stockholders, employees, agents, representatives, and successors and assigns of each of them, hereby irrevocably, fully and unconditionally releases and forever discharges the other party and each of its past or present principals, affiliates, directors, officers, stockholders, employees, agents, representatives, and successors and assigns of each of them, from and against any and all present and future claims, counterclaims, demands, actions, suits, causes of action, damages, controversies and liabilities, including, without limitation, any costs, expenses, bills, penalties or attorneys’ fees, whether know or unknown, contingent or absolute, foreseen or unforeseen, and whether in law, equity or otherwise, that could have been asserted in any court or forum and relating in any way to any conduct, occurrence, activity, expenditure, promise or negotiation arising from or relating to the Merger Agreement.

3. Promissory Note. Notwithstanding anything contained in this Agreement, it is expressly acknowledged and agreed that that certain Promissory Note, dated July 19, 2024, from the Company and payable to Hepion, in the original principal amount of $600,000 (the “Promissory Note”), remains in full force and effect. Pursuant to the terms of the Promissory Note, upon execution of this Agreement, the Promissory Note becomes immediately due and all outstanding principal and interest shall be paid from the Company to Hepion.

4. Representations and Warranties. Each of the Parties hereby represents and warrants to the other Parties that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

5. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

7. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as expressly provided herein, this Agreement may not be assigned by any Party without the prior written consent of the remaining Parties. Any assignment in violation of this paragraph will be null and void.

8. Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the remaining Parties, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.

9. Future Assurances. At the request of any Party hereto, and without further consideration, the remaining Parties hereto will execute and deliver such other documents, forms, agreements, or instruments as may be reasonably requested for the completion of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement, or caused it to be executed and delivered by their duly authorized officers, as of the date first above written.

Pharma Two B Ltd.

By:	/s/ Dan Teleman
Name:	Dan Teleman
Title:	Chief Executive Officer

Hepion Pharmaceuticals, Inc.

By:	/s/ John Brancaccio
Name:	John Brancaccio
Title:	Executive Chairman

Pearl Merger Sub, Inc.

By:	/s/ Dan Teleman
Name:	Dan Teleman
Title:	President

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